Exhibit 10.32

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of April 22, 2014, is entered into between CATHAY BANK, a California banking corporation (“Lender”), on the one hand, and AMPHASTAR PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

R E C I T A L S

A.                                    Borrower owns one hundred percent (100%) of the authorized and issued shares of stock in Amphastar France Pharmaceuticals, a société par actions simplifiée, organized under the laws of France (“Amphastar France”).

B.                                    Amphastar France has entered into or will be entering into, among other things, that certain Asset Purchase Agreement dated April 30, 2014 (together with any and all agreements, assignments, deeds of sale, and/or other documents or instruments to be executed and/or delivered in connection therewith, collectively, the “Asset Purchase Agreement”), with Diosynth France, a société anonyme à Directoire et Conseil de Surveillance (Management Committee and Supervisory Board), organized under the laws of France (“Seller”), as “Seller”, and Schering-Plough, a société par actions simplifiée, organized under the laws of France (“Schering-Plough”), pursuant to which, among other things, Amphastar France will acquire Seller’s business consisting of the manufacturing of active pharmaceutical ingredients (the “DF Manufacturing Business”) in a manufacturing facility located in Eragny-Sur-Epte, France (the “SP Facility”), including, without limitation, certain personal property of Seller, and certain real property of Schering-Plough upon which the SP Facility is located, and the SP Facility, all as more particularly set forth in the Asset Purchase Agreement (collectively, the “DF/SP Assets”)

C.                                    Borrower has requested that Lender provide it with a term loan in the principal amount of Twenty-One Million Nine Hundred Thousand and No/100 Dollars ($21,900,000.00) (the “Loan”) to fund, in part, Borrower’s loan to Amphastar France, the proceeds of which shall be used by Amphastar France to finance, in part, its acquisition of the DF/SP Assets in accordance with the Asset Purchase Agreement.

D.                                    Lender has agreed to provide Borrower with the requested term loan on the terms and conditions set forth herein.

E.                                     The obligations of Borrower to Lender under this Agreement shall be secured by, among other things, a lien and security interest in and to all of the Collateral (as herein defined) now or hereafter owned by Borrower.

NOW, THEREFORE, Lender and Borrower hereby agree as follows:

SECTION 1.        Definitions

1.1                               Definitions.

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Accounts” shall have the meaning ascribed to such term in the Security Agreement.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 50% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

“Amphastar France” is defined in the Recitals, above.

“Asset Purchase Agreement” is defined in the Recitals, above.

“Assignment of Deposit Account Agreement” has the meaning set forth in Section 5.7 of this Agreement.

“Books” means Borrower’s now owned or hereafter acquired books and records, including, without limitation, all of its records indicating, summarizing or evidencing its assets, liabilities, business operations and financial condition.

“Borrower” is defined in the preamble.

“Borrower’s French Counsel” is defined in Section 3.2(b), below.

“Borrower’s Primary Operating Account” means Borrower’s demand deposit account with Lender, Account No. 11041633, into which substantially all of Borrower’s receipts from its operations are deposited and from which substantially all of Borrower’s disbursements for its operations are made.

“Business Day “means any day other than Saturday or Sunday on which Lender is open for business in Los Angeles, California.

“Closing Date” means the date upon which Loan Closing occurs.

“Code” means the California Uniform Commercial Code, as in effect from time to time.

“Collateral” shall mean and include any and all real and personal property of Borrower or any other Person now or hereafter granted to Lender, or in which Lender may be given a security interest or lien, as security or collateral for Borrower’s Obligations to Lender in connection with the Loan, including, without limitation, any real or personal property described in the Security Agreement, the Stock Pledge Agreements, and any other security agreement, pledge agreement or other agreement, instrument and/or document executed and/or delivered to Lender, to secure the Loan, together with all products and proceeds of all of the foregoing.

“Current Assets” shall mean, at any date, the current assets of Borrower determined as of such date in accordance with GAAP.

“Current Liabilities” shall mean, at any date, the current liabilities of Borrower determined as of such date in accordance with GAAP.

“Current Ratio” shall mean the ratio of Current Assets over Current Liabilities.

“Debt Service” means the current portion of long-term debt (including, without limitation, all scheduled payments of principal and interest payable by Borrower to Lender under the Note), for the period measured.

“Default” means any event or circumstance which, with the giving of notice or the passage of time (or both) would become an Event of Default.

“Depository Bank” is defined in Section 3.2(c), below.

“DF/SP Assets” is defined in the Recitals, above.

“DF Manufacturing Business” is defined in the Recitals, above.

“EBITDA” means earnings before interest, taxes, depreciation and amortization (excluding extraordinary loss or gain).

“Environmental Laws” means all environmental, land use, zoning, and chemical use statutes, ordinances, and codes of the United States of America, any state of the United States of America, and any locality thereof, relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, sate and local governmental agencies and authorities with respect thereto.

“Equipment” shall have the meaning ascribed to such term in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“Event of Default” is defined in Section 11.

“Extension of Credit” means the making of the Loan.

“Financial Statements” means balance sheets, income statements, reconciliations of capital structure, statements of sources and applications of funds, and income tax returns, all prepared in accordance with GAAP or other comprehensive basis of accounting approved by Lender, consistently applied.

“Fixed Charge Coverage Ratio” means (i) EBITDA, minus (ii) taxes, and minus (iii) cash capital; divided by Debt Service.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

“General Intangibles” shall have the meaning ascribed to it in the Security Agreement.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute- resolving panel or body.

“Guarantor” means Armstrong Pharmaceuticals, Inc., a Delaware corporation.

“Guaranty” means that certain Continuing Guaranty of even date herewith, duly executed by Guarantor, unconditionally and irrevocably guaranteeing payment and performance of Borrower’s obligations to Lender in connection with the Loan, as such agreement or agreements are originally executed and as such agreement or agreements may from time to time be reaffirmed, supplemented, modified or amended.

“Hazardous Materials” means, without limitation, any flammable explosive, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, hazardous or toxic substances or related materials as defined in the Compensation Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Indebtedness” means all obligations that in accordance with GAAP should be classified as liabilities upon a balance sheet or to which reference should be made by footnotes thereto.

“Intangible Assets” means assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, certain prepaid expenses, and accounts/notes receivable from officers, employees, and Affiliates of Borrower.

“Inventory” shall have the meaning ascribed to such term in the Security Agreement.

“Lender” is defined in the preamble.

“Loan” is defined in the Recitals, above.

“Loan Closing” shall mean the Extension of Credit upon Borrower’s fulfillment and satisfaction of any and all conditions precedent set forth in Section 3.1 of this Agreement.

“Loan Closing Costs” shall mean all title insurance premiums and recording charges, tax service contract fees, and all out-of-pocket fees and costs incurred by Lender in connection with the appraisal, inspection, assessment, evaluation, insuring, and testing of the Collateral, and all fees and costs incurred by Lender in connection with the negotiation and preparation of the Loan Documents, including attorneys’ fees, and closing of the Loan as herein provided, including, but without limitation, the Loan Fee.

“Loan Documents” means, collectively, this Agreement, the Note, the Security Agreement, the Stock Pledge Agreements, the Negative Pledge Agreement, and any and all financing statements and other documents, instruments and agreements executed and delivered from time to time in connection with the Loan and this Agreement.

“Loan Fee” shall mean the sum of $100,000.00, payable by Borrower to Lender for the granting of the Loan.

“Lock Box” has the meaning set forth in Section 5.6 of this Agreement.

“Lockbox Agreement” means that certain Cathay Bank Lockbox Service Agreement dated April 23, 2007, by and between Borrower and Lender, together with any and all amendments or modifications thereto, and any replacements or substitutions thereof.

“Material Adverse Effect” means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of Borrower, taken as a whole, (ii) the Loan, (iii) the ability of Borrower to perform its obligations under any Loan Document to which it is a party, or (iv) the validity or enforceability of any of the Loan Documents.

“Maturity Date” means April 22, 2019.

“Minimum Balance” is defined in Section 9.2(a)(iv), below.

“Negative Pledge Agreement” means, individually and collectively, (i) that certain Negative Pledge Agreement of even date herewith, in form and content satisfactory to Lender, in its sole opinion and judgment, as the same may from time to time be reaffirmed, supplemented, modified or amended, and (ii) Convention De Surete Negative, in form and content satisfactory to Lender, in its sole opinion and judgment, as the same may from time to time be reaffirmed, supplemented, modified or amended; in each case, executed by Amphastar France and such other Persons as Lender shall require, in its sole discretion, pursuant to which, among other things, Amphastar France will agree not to grant any lien upon, or otherwise mortgage, hypothecate, or encumber any of its assets, for so long as all or any portion of the Loan remains outstanding.

“Negotiable Collateral” means all of Borrower’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Note” means that certain Promissory Note in the principal sum of $21,900,000.00, of even date herewith executed by Borrower in favor of Lender in connection with the Loan, together with any and all amendments thereto, and any and all modifications, renewals, substitutions and/or replacements thereof.

“Obligations” means all present and future obligations (monetary or otherwise) of Borrower to Lender however and whenever arising, whether arising under or in connection with this Agreement, the Note and each other Loan Document, or otherwise.

“OFAC” shall mean the United States Department of the Treasury, Office of Foreign Assets Control.

“OFAC Prohibited Person” shall mean a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

“Ordinary Course of Business” means, in respect of any transaction involving Borrower, the ordinary course of Borrower’s business as conducted by Borrower in accordance with past practice and undertaken by Borrower in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Revolving Facility Loan Agreement” means the Revolving Loan and Security Agreement dated April 10, 2012, executed by Borrower and Lender, described in Schedule A attached hereto.

“Security Agreement” means that certain Commercial Security Agreement of even date herewith, executed by Borrower to and in favor of Lender, securing, among other things, this Agreement, the Note, and any and all other Loan Documents, together with any and all amendments, modifications, substitutions and/or renewals thereof.

“Schering-Plough” is defined in the Recitals, above.

“Seller” is defined in the Recitals, above.

“Seller Parent” is defined in the Recitals, above.

“SP Facility” is defined in the Recitals, above.

“Stock Pledge Agreements” shall mean, individually and collectively, (i) that certain Stock Pledge Agreement, Stock Power of Attorney, and Stock Transfer, all of even date herewith, and all in form and content satisfactory to Lender, in its sole opinion and judgment, as the same may from time to time be reaffirmed, supplemented, modified or amended, and (ii) that certain (x) Convention de Nantissement de Titres Financiers, (y) Attestation de Nantissement de Compte de Titres Financiers, and (z) Declaration de Nantissement de Compte de Titres Financiers, all of even date herewith, and all in form and content satisfactory to Lender, in its sole opinion and judgment, as the same may from time to time be reaffirmed, supplemented, modified or amended; in each case, executed by Borrower and such other Persons as Lender shall require, in its sole discretion, pursuant to which, among other things, Borrower will pledge to Lender, as security for its obligations to Lender hereunder and under the other Loan Documents, sixty-five percent (65%) of the issued and outstanding shares of stock in Amphastar France.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to Lender in a manner acceptable to Lender in its sole discretion.

“Subsidiary” or “Subsidiaries” means any corporation, limited liability company, or limited partnership, that is wholly owned and controlled by Borrower.

“Tangible Net Worth” shall mean the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less Total Liabilities, including, but not limited to, accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Total Liabilities” means the sum of Current Liabilities plus long term liabilities.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.

1.2                               Accounting Terms.  All accounting terms not specifically defined herein shall be constituted in accordance with GAAP. When used herein, the term “Financial Statements” shall include the notes and schedules thereto, if applicable.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented buy the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alternations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto, and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

SECTION 2.        The Loan.

2.1                               Loan.  Lender agrees to provide a term loan to Borrower on the Closing Date in the amount of Twenty-One Million Nine Hundred Thousand and No/100 Dollars ($21,900,000.00). The Loan shall be disbursed by Lender to Borrower in one advance on the Closing Date, subject to Borrower’s satisfaction of each and every condition precedent hereto set forth in Section 3, below, as determined by Lender, in its sole discretion.

2.2                               Loan Purpose.  The Loan proceeds disbursed shall be used by Borrower solely for (i) financing, in part, Borrower’s loan to Amphastar France, the proceeds of which shall be used by Amphastar France to finance its acquisition of the DF/SP Assets, (ii) paying, on the Closing Date, the Loan Fee and all other Loan Closing Costs, and (iii) paying, at or after the Closing Date, such fees, costs and other amounts as Lender shall, in Lender’s sole and absolute discretion, approve in writing, but only to the extent of the Loan proceeds. Borrower shall be responsible for paying any of the foregoing from its own funds in the event the Loan Proceeds are insufficient to do so.

2.3                               Loan Term.  The term of the Loan will commence on the date of Loan Closing and the Loan will mature upon the Maturity Date, subject to acceleration or adjustment as provided in this Agreement and the other Loan Documents.

SECTION 3.        Conditions Precedent.

3.1                               Conditions Precedent.  The obligation of Lender to make the Loan and/or to disburse any of the proceeds of the Loan is subject to Borrower’s fulfillment and satisfaction, as determined by Lender and/or its counsel, in its or their sole and absolute discretion, of each of the following conditions, which must be satisfied by Borrower and/or waived in writing by Lender on or before April 25, 2014:

(a)                                 Borrower shall have paid to Lender the Loan Fee.

(b)                                 Execution and delivery to Lender of the Note by Borrower.

(c)                                  Execution and delivery to Lender of the Security Agreement by Borrower.

(d)                                 Execution and delivery to Lender of the Stock Pledge Agreements by Borrower, and such other Persons as Lender may require, in its sole discretion, and delivery by Borrower to Lender of the original Stock Ledger (as defined in the Stock Pledge Agreements) evidencing the shares of stock pledged to Lender pursuant to the Stock Pledge Agreements. If required by Lender, the Stock Pledge Agreements shall be recorded and/or filed, at Borrower’s sole expense, in the appropriate governmental office in France.

(e)                                  Execution and delivery to Lender of the Negative Pledge Agreement by Amphastar France.

(f)                                   Execution and delivery to Lender of the Guaranty by Guarantor.

(g)                                  Execution and delivery to Lender of the Assignment of Deposit Account Agreement by Borrower.

(h)                                 The Lockbox Agreement shall be in full force and effect.

(i)                                     All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Lender and its counsel, and Lender and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(j)                                    Borrower shall have executed and delivered to Lender, or shall have caused to be executed and delivered to Lender, any and all Loan Documents not specifically described above.

(k)                                 The representations and warranties contained this Agreement and the other Loan Documents shall be true and correct, on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. Borrower shall have performed all material agreements on their part required to be performed under this Agreement and the other Loan Documents on or prior to the Closing Date.

(l)                                     Since the delivery of Borrower’s and Guarantor’s Financial Statements, no change or changes or event or events shall have occurred which, in the opinion of Lender, constitutes or is likely to have a Material Adverse Effect.

(m)                             All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, governmental bodies and nongovernmental Persons required in order to consummate the Loan shall have been obtained or made and shall be in full force and effect.

(n)                                 There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, or any of its assets or properties, which Lender believes is likely to have a Material Adverse Effect. No order of any court, arbitrator or Governmental Authority shall be in effect which Lender believes constitutes or is likely to have a Material Adverse Effect.

(o)                                 On or prior to the Closing Date, Lender shall have received a duly executed authorization from Borrower, allowing Lender to file UCC financing statements identifying Borrower as “debtor” and Lender as “secured party” and containing an adequate description of all Collateral in which a security interest may be properly perfected under the UCC, which financing statements shall have been filed in all places deemed necessary or desirable by Lender in order to perfect the security interest granted pursuant to this Agreement. In addition, Lender shall have received such assignments, endorsements or other interests as may be necessary to perfect Lender’s security interest in any Collateral.

(p)                                 Lender shall have received, from each of Borrower, Guarantor and Amphastar France, (i) true and correct copies of its Articles of Incorporation, certified as of a recent date by the appropriate Governmental Authority providing such certifications for its jurisdiction of formation; (ii) true and correct copies of its Bylaws; and (iii) if required by Lender, a current good standing certificate.

(q)                                 Lender shall have received certified resolutions of the Board of Directors of Borrower, Guarantor and Amphastar France, with respect to this Agreement and the other Loan Documents, together with a certificate identifying each such Person’s incumbent officers and setting for the specimen signatures of such officers.

(r)                                    Lender shall have received evidence of policies or certificates of insurance satisfactory to Lender, demonstrating that Borrower has obtained insurance as required by this Agreement and the Loan Documents and Lender shall have received a “Lender’s Loss Payable Endorsement” indicating Lender as loss payee with respect to such insurance, and if required by Lender, Lender shall be named as an additional insured, where applicable.

(s)                                   Such additional assignments, agreements, landlord waivers, certificates, reports, approvals, instruments, documents, financing statements, and consents, as Lender may request.

3.2                               Post-Closing Covenants and Deliveries.  Within the period of time stated below, the following shall have occurred and/or Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, the following, each in form and content acceptable to Lender, in its sole discretion, and suitable for filing and/or recording, as applicable:

(a)                                 Within five (5) calendar days of Loan Closing, Borrower shall furnish to Lender a true, correct and complete copy of the fully executed Asset Purchase Agreement, together with any and all exhibits and schedules thereto, any and all conditions to the consummation of the transactions contemplated therein shall have been satisfied in full by Amphastar France, Seller, and Schering-Plough, and Amphastar France shall have acquired the DF/SP Assets.

(b)                                 Within thirty (30) calendar days of Loan Closing, Borrower shall furnish to Lender a written opinion of K & L Gates LLP (“Borrower’s French Counsel”), pursuant to which, among other things, Borrower’s French Counsel shall give its opinion that any and all Stock Pledge Agreements and the Negative Pledge Agreement, each to the extent governed by French law, have been duly executed, and are enforceable under French law in accordance with their respective terms, and that Lender’s security interests in the shares of stock in Amphastar France are validly existing, enforceable, and subject to no other liens or encumbrances.

(c)                                  Within thirty (30) calendar days of Loan Closing, at Borrower’s expense, (i) the Negative Pledge Agreement shall have been recorded in the appropriate real property registry for the jurisdiction in which the SP Facility is located, and (ii) Borrower, Amphastar France, and the depository bank at which Amphastar France maintains or will maintain its Compte Numérairé (as such term is defined in the Stock Pledge Agreements) (“Depository Bank”), shall have executed and delivered to Lender an irrevocable instruction letter and agreement pursuant to which, among other things, Depository Bank shall acknowledge Lender’s security interests in the Compte Numéraire pursuant to the Stock Pledge Agreements, and Depository Bank will agree to abide by instructions given by Lender with respect thereto.

SECTION 4.        Fees.

4.1                               Loan Fee.  The Loan Fee shall be paid by Borrower to Lender on the Closing Date from the Loan proceeds, and will be in addition to all other fees mentioned in this Agreement. The Loan Fee shall be deemed fully earned and non-refundable when paid, whether or not any other Loan proceeds are disbursed at any time.

4.2                               Attorneys’ Fees.  Borrower shall reimburse Lender on the Closing Date for its actual fees and expenses incurred in connection with the negotiation and documentation of the Loan and the Loan Documents (including, without limitation, attorneys’ fees).

SECTION 5.        Security Interest

5.1                               Reaffirmation and Acknowledgement of Security Interest.  Payment and performance of Borrower’s Obligations to Lender under this Agreement, the Note and the other Loan Documents is and shall be secured by the Security Agreement. Borrower hereby reaffirms, acknowledges and agrees that Lender has and shall continue to have a valid, perfected, and enforceable first-priority security interest in and to the Collateral.

5.2                               Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender’s security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

5.3                               Collection of Accounts, General Intangibles, and Negotiable Collateral.  At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender’s designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender’s trustee, any collections that it receives and immediately will deliver said collections to Lender in their original form as received by Borrower.

5.4                               Authorization to File Financing Statements; Delivery of Additional Documentation Required.  Borrower authorizes Lender to file, from time to time, one or more financing statements with respect to the Collateral (including, without limitation, any financing statement that indicates the Collateral as “all assets” or “all personal property” of Borrower, or words to similar effect), and ratifies any action taken by Lender prior to the date hereof to effect or perfect a lien on any Collateral. At any time upon the request of Lender, Borrower shall execute and deliver to Lender any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that Lender may request in its sole discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect Lender’s security interest in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all material new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all material patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower’s ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such material patents, copyrights, and trademarks as being subject to the security interests created thereunder.

5.5                               Right to Inspect.  Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.6                               Lock Box.  Borrower has heretofore executed and delivered to Lender the Lockbox Agreement, establishing the lock box more particularly described therein (the “Lock Box”), and Borrower shall cause all payments from Account Debtors under the Accounts to be paid into said Lock Box. In addition, prior to or concurrently with the execution of this Agreement, Borrower shall notify all Account Debtors to make all such payments under their respective Accounts to the Lock Box. Borrower acknowledges that Lender shall have exclusive access to the Lock Box (and Borrower shall not have any access) for the purpose of, among other things, collecting all checks and other items payable to Borrower under each Account, negotiating and depositing said checks and items into Borrower’s Primary Operating Account, and applying the proceeds of said checks and items for the purpose of satisfying any and all of Borrower’s Obligations under this Agreement in the Event of Default. Borrower agrees to execute and deliver such documents, authorizations and powers of attorney reasonably requested by Lender in connection with such Lock Box.

5.7                               Assignment of Deposit Account Agreement.  Borrower has heretofore opened and is presently maintaining with Lender the Borrower’s Primary Operating Account. Prior to or concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender the Assignment of Deposit Account Agreement, which shall assign Borrower’s Primary Operating Account to Lender as security for the Obligations. Borrower shall deposit or cause to be deposited into Borrower’s Primary Operating Account, all sums collected from any Account Debtors under their respective Accounts. Upon the occurrence and during the continuance of any Event of Default, (a) Borrower shall have no further right to access, utilize or withdraw all or any portion of the funds in Borrower’s Primary Operating Account, and (b) Lender may withdraw from Borrower’s Primary Operating Account to pay any amounts due and unpaid, in Lender’s sole and absolute opinion and judgment, without further authorization on the part of Borrower. Notwithstanding the existence of Borrower’s Primary Operating Account, Borrower shall be responsible to pay any sums due under the terms of this Agreement and the other Loan Documents from sources other than Borrower’s Primary Operating Account regardless of whether Borrower’s Primary Operating Account has been disbursed in its entirety or an Event of Default has occurred.

SECTION 6.        Power of Attorney.

Borrower hereby irrevocably constitutes and appoints Lender and any agent or representative thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in Lender’s sole discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby give Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower to do the following upon the occurrence and during the continuance of an Event of Default hereunder, as determined by Lender in its sole discretion: (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable; (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Lender or as Lender shall direct; (iii) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; and (iv) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

SECTION 7.        Representations and Warranties.  Borrower hereby makes the following representations and warranties to Lender:

(a)                                 Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has all requisite power and authority to own its assets and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

(b)                                 The execution, delivery and performance by Borrower, Guarantor and Amphastar France of the Loan Documents to which it is or they are a party are within its or their powers and have been duly authorized by all necessary corporate or other action by or on behalf of Borrower, Guarantor and Amphastar France. Each Loan Document to which Borrower, Guarantor and Amphastar France is or are a party has been duly executed and delivered by it or them, and constitutes a legal, valid and binding obligations of Borrower, Guarantor and Amphastar France, as applicable, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, or the availability of equitable remedies.

(c)                                  The execution, delivery and performance by Borrower, Guarantor and Amphastar France, of the Loan Documents to which it is or they are a party, and the Asset Purchase Agreement by Borrower and Amphastar France, (i) have been duly authorized by all requisite action; (ii) do not require governmental approval; (iii) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the articles of incorporation, bylaws or other governing document of Borrower, Guarantor and/or Amphastar France, any provision of any indenture, agreement or other instrument to which Borrower, Guarantor and/or Amphastar France, or by which it or they, or any of its or their properties or assets, are bound; and (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, Guarantor and/or Amphastar France, except as may be permitted by the Loan Documents.

(d)                                 The Financial Statements of Borrower and Guarantor, as provided to Lender in connection with Borrower’s application for the Loan, fairly present the financial condition of Borrower as of the date thereof.

(e)                                  There is not pending or, to the best of Borrower’s knowledge, threatened, any litigation, proceeding or governmental investigation to which Borrower, Guarantor and/or Amphastar France is or are a party or to which any of its or their assets is subject which could have a Material Adverse Effect.

(f)                                   No part of the proceeds of the Loan will be used directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the term “purpose of buying or carrying” has the meaning assigned thereto in the aforesaid Regulation U.

(g)                                  Borrower is not an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”.

(h)                                 The principal place of business and the chief executive offices of Borrower are located at 11570 6th Street, Rancho Cucamonga, California 91730. The Books of Borrower are located at such address. The federal employee identification number of Borrower is 33-0702205.

(i)                                     Borrower is in possession of all material permits, licenses or other authorizations of governmental bodies required for the conduct of its business and the ownership of its properties (including all licenses and certificates of occupancy which are material to the ownership or operation of any real property) has been obtained and are usable by it, and its businesses is being conducted in accordance with the material requirements of such permits, licenses or other authorizations of governmental bodies subject to such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(j)                                    Borrower’s property is free from contamination from Hazardous Materials and each of them is in compliance with all applicable Environmental Laws subject to such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(k)                                 Borrower is in compliance with all applicable laws and regulations with respect to employment and labor practices and employee benefits subject to such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(l)                                     Lender’s liens in the Collateral are validly created, perfected and constitute not lower than first priority liens on the Collateral.

(m)                             Borrower does not maintain or contribute to any Defined Benefit Pension Plan under ERISA.

(n)                                 Borrower is solvent, able to pay its debts as they mature, and the realizable value of its assets exceed its liabilities.

(o)                                 Since December 31, 2007, there has occurred no material adverse change in the business, properties, financial condition or prospects of Borrower.

(p)                                 All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is provided to Lender, and shall not (taken as a whole) be misleading in any material respect at such time in light of the circumstances under which such information was provided.

(q)                                 The Asset Purchase Agreement is valid and in full force and effect, and no event of default, or any event the occurrence of which with the giving of notice or passage of time would constitute an event of default, has occurred and/or is existing thereunder. On the Closing Date, Amphastar France will have acquired and will be the sole owner of the DF/SP Assets, and each of them, free and clear of any and all liens or encumbrances.

(r)                                    As of the Closing Date, the shares of stock in Amphastar France pledged to Lender as security for Borrower’s Obligations in connection with the Loan constitute sixty-five percent (65.00%) of any and all authorized and issued shares of stock in Amphastar France, and, as of the Closing Date, there is no debt issued or incurred by Amphastar France that is convertible to stock in Amphastar France.

SECTION 8.        Financial Reporting.

Borrower promises and agrees, during the term of this Agreement and until full payment of all Borrower’s Obligations hereunder, to deliver or cause to be delivered to Lender in form and detail satisfactory to Lender:

(a)                                 No later than ninety (90) days following the end of each calendar quarter, commencing with the calendar quarter ending March 31, 2014, quarterly financial statements of Borrower, prepared by Borrower, and a financial result review report prepared by an independent certified public accountant acceptable to Lender.

(b)                                 As soon as available, and in no event later than one hundred and fifty (150) days after the end of Borrower’s fiscal year, commencing with the fiscal year ending December 31, 2013, annual consolidated financial statements of Borrower prepared and audited by an independent certified public accountant acceptable to Lender.

(c)                                  As soon as available, and in no event later than one hundred and fifty (150) days after the end of Amphastar France’s fiscal year, commencing with the fiscal year ending December 31, 2014, annual financial statements of Amphastar France, prepared and audited by an independent certified public accountant acceptable to Lender.

(d)                                 Commencing with the 2013 tax year, as soon as available, and in no event later than fifteen (15) days after filing, true and correct copies of Borrower’s Federal income tax returns (including all schedules and attachments thereto), and copies of any filing extensions.

(e)                                  Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower, Amphastar France, and/or Guarantor, as Lender may reasonably request.

SECTION 9.        Affirmative Covenants.

9.1                               Until all Obligations are paid in full, Borrower covenants and agrees to do the following:

(a)                                 Promptly inform Lender of the occurrence of any Default or Event of Default or of any event which could have a Materially Adverse Effect upon either Borrower’s business, properties, financial condition or ability to comply with its Obligations to Lender, including without limitation its ability to pay the Obligations;

(b)                                 Furnish such other information regarding Borrower, Amphastar France, Guarantor, and any Subsidiaries and Affiliates, as Lender may reasonably request;

(c)                                  Keep in full force and effect its corporate existence in good standing, continue to conduct and operate its business substantially as presently conducted and operated and maintain and protect all material franchises and material trade names and preserve all the remainder of its material property used or useful in the conduct of their business and keep the same in good repair and condition;

(d)                                 Maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Lender, not modify or change its method of accounting without the written consent of Lender first obtained. Borrower will permit Lender and any of its employees, officers, or agents, upon demand, during the applicable Borrower’s usual business hours, or the usual business hours of any third person having control thereof, to have access to and examine all of Borrower’s records relating to the Collateral, the applicable Borrower’s financial condition and the results of the applicable Borrower’s operations and in connection therewith and permit Lender or any of its agents, employees, or officer to copy and make extracts therefrom, should Lender determine in its sole discretion that there are changes in the applicable Borrower’s financial condition that may indicate a deterioration;

(e)                                  Maintain the principal place of business or chief executive office at the address set forth in Sections 7(h), above, unless Borrower shall have given Lender 30 days’ prior written notice of any change thereof;

(f)                                   Maintain Borrower’s Primary Operating Account with Lender. Without limiting the foregoing, Borrower agrees that its primary depository banking relationship shall be with Lender and Borrower shall cause all business revenues and other funds of Borrower to be channeled through Borrower’s Primary Operating Account maintained with Lender;

(g)                                  At Borrower’s own cost and expense in amounts and with carriers acceptable to Lender, Borrower shall (i) keep all it insurable properties and properties in which Borrower has an interest insured against the hazards of fire, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower’s including, without limitation, business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in business similar to Borrower’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others, and with respect to product liability insurance policies of Borrower, such policies shall provide insurance coverage in the amount of $2,000,000.00 per occurrence and $5,000,000.00 in the aggregate; (iv) maintain all such workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) furnish Lender with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (1) that all proceeds thereunder shall be payable to Lender, (2) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (3) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and Borrower to make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (i) and (ii) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its reasonable discretion shall determine. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender on demand. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects and upon notice to Borrower, may obtain such insurance and pay the premium therefor for Borrower’s account, and charge Borrower’s account therefor and such expenses so paid shall be part of the Obligation;

(h)                                 Borrower shall not possess or cause to be located any Hazardous Materials on, in or under any real or personal property now or at any time hereafter owned, occupied or operated by Borrower which in any manner violate any Environmental Law, and which violation would have a Material Adverse Effect on Borrower.

(i)                                     Except as otherwise permitted by Lender in writing, Borrower will confine its business operations to the pharmaceutical business and shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or otherwise presently in effect and having application to Borrower and its business.

(j)                                    Notify Lender within ten (10) days of service upon the Borrower or the filing by the Borrower of any legal action involving a claim in excess of $10,000,000.00.

(k)                                 Observe and/or perform, or cause Amphastar France to observe and/or perform, in a diligent and timely manner, each and every agreement, term, condition, covenant, and/or other obligation of Borrower and/or Amphastar France, as Borrower and/or Amphastar France may be required to observe and/or perform, under and in respect of the Asset Purchase Agreement.

(l)                                     Borrower shall not cause or permit Amphastar France or its board of directors to authorize or issue any additional shares of stock (or debt convertible to shares of stock in Amphastar France), nor to amend the bylaws of Amphastar France to dilute or minimize, in any way, the rights, privileges and/or benefits of any person holding the stock pledged to Lender pursuant to the Stock Pledge Agreements; provided, however, Borrower may cause or permit Amphastar France or its board of directors to authorize or issue additional shares of stock, so long as (i) Borrower delivers written notice to Lender at least thirty (30) calendar days prior to Amphastar France issuing any additional shares of stock in Amphastar France of its intention to do so, (ii) no Event of Default exists under this Agreement, (iii) Borrower remains the owner and holder of one hundred percent (100%) of the authorized and issued shares of stock in Amphastar France, and (iv) Lender has and shall have pledged to it, for so long as all or any portion of the Obligations remain outstanding, no less than sixty-five percent (65.00%) of any and all authorized and issued shares of stock in Amphastar France, and if required by Lender, Borrower shall execute and cause such other Persons as Lender may require to execute, and deliver to Lender, such additional documents, agreements, and/or instruments, in form and content satisfactory to Lender, in its sole discretion, to effect, evidence and/or confirm the foregoing.

9.2                               Financial Covenants.

(a)                                 Borrower’s Financial Covenants on a Consolidated Basis.

(i)                                     Minimum Tangible Net Worth.  On a consolidated basis with its Subsidiaries, Borrower shall maintain at all times a minimum Tangible Net Worth of not less than One Hundred Twenty-Five Million Dollars ($125,000,000.00), which shall be measured as of the end of each calendar quarter by Lender.

(ii)                                  Debt to Tangible Net Worth Ratio.  On a consolidated basis with its Subsidiaries, Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 1.25 to 1.00, which shall be measured as of the end of each calendar quarter by Lender.

(iii)                               Minimum Current Ratio.  On a consolidated basis with its Subsidiaries, Borrower shall maintain at all times a minimum Current Ratio of not less than 1.20 to 1.00, which shall be measured as of the end of each calendar quarter by Lender.

(iv)                              Minimum Deposit Balance.  On a consolidated basis with its Subsidiaries, Borrower shall maintain in one or more deposit accounts with Lender an average daily balance, on a year-to-date basis, of not less than $5,000,000.00 (“Minimum Balance”), which shall be measured by Lender on a quarterly basis (i.e., each March 31, June 30 September 30, and December 31, during the term of the Loan), for the period of time between January 1 of the then current calendar year, and the date of measurement.

(b)                                 Borrower’s Financial Covenants.

(i)                                     Profitability.  Borrower shall maintain at all times minimum profitability of not less than One Dollar ($1.00), which shall be measured annually by Lender.

(ii)                                  Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio in excess of 1.20 to 1, which shall be measured annually by Lender.

(c)                                  Borrower shall not, at any time during the term of the Loan, grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any Person other than Lender (unless approved, including without limitation as to the amount of the obligations secured thereby, in writing in advance by Lender);

(d)                                 Borrower shall not, at any time during the term of the Loan, permit any levy, attachment or restraint to be made affecting any single asset or combination of assets of Borrower with value in excess of $500,000.00, in the aggregate;

(e)                                  Borrower shall not, at any time during the term of the Loan, permit any judicial officer or assignee to be appointed or to take possession of any of the assets of Borrower;

(f)                                   Borrower shall not, at any time during the term of the Loan, change its name, business or financial structure or corporate identity or add any new fictitious name in each case without giving prior written notice thereof and taking such steps as may be necessary to preserve and continue Lender’s security interests prior to effecting such change, or liquidate, merge or consolidate with or into any other business organization;

(g)                                  Borrower shall not, at any time during the term of the Loan, move or relocate any Collateral except in the Ordinary Course of Business, and in any case only to the extent that Lender’s security interest is unimpaired;

(h)                                 Borrower shall not, at any time during the term of the Loan, acquire any other Person;

(i)                                     Borrower shall not, at any time during the term of the Loan, enter into any transaction not in the Ordinary Course of Business, except that Borrower may engage in a transaction or transactions outside the Ordinary Course of Business so long as the amount or value of such transaction to either party thereto does not exceed $500,000.00, for any single transaction, or in the aggregate with any and all other transactions outside the Ordinary Course of Business during the term of the Loan;

(j)                                    Borrower shall not, at any time during the term of the Loan, engage in any business outside of the pharmaceutical industry;

(k)                                 Borrower shall not, at any time during the term of the Loan, incur any debt other than the Obligations, trade payables incurred in the Ordinary Course of Business and outstanding debt disclosed on Schedule A hereto;

(l)                                     Borrower shall not, at any time during the term of the Loan, make loans, advances, distributions, dividends or extensions of credit to any Person, including, but not limited to, directors, officers, shareholders, partners, employees and any and all Affiliates, except for (i) the loan to Amphastar France contemplated by this Agreement to finance Amphastar France’s acquisition of the DF/SP Assets, (ii) credit extended in the Ordinary Course of Business as conducted by Borrower in accordance with past practices and undertaken by Borrower in good faith and not for the purposes of evading the intent of this covenant or any other covenant or restriction of the Loan, and (iii) loans, advances, distributions, dividends or extensions of credit which do not, in the aggregate, exceed $500,000.00;

(m)                             Except for its guaranty of Amphastar France’s obligations under the Asset Purchase Agreement, Borrower shall not, at any time during the term of the Loan, guaranty or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying and discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments in the Ordinary Course of Business for deposit or collection;

(n)                                 Borrower shall not, at any time during the term of the Loan, (i) sell, lease, transfer or otherwise dispose of any assets, except for (x) the sale of the inventory in the Ordinary Course of Business, (y) the sale, lease, transfer or other disposition of Borrower’s Equipment in the Ordinary Course of Business, and/or (z) cash, in the Ordinary Course of Business, (ii) acquire all or substantially all of the properties or assets of any other Person, without giving at least ten (10) calendar days’ prior written notice of such acquisition to Lender, (iii) enter into any reorganization or recapitalization, (iv) reclassify its capital stock, or (v) enter into any sale-lease back transaction;

(o)                                 Borrower shall not, at any time during the term of the Loan, purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for Borrower’s ownership of stock in the Subsidiaries (including, without limitation, Guarantor and Amphastar France), without giving at least ten (10) calendar days’ prior written notice to Lender of such purchase, investment or acquisition.

(p)                                 Borrower shall not, at any time after the occurrence and during the continuance of an Event of Default, make dividends, distributions or advances of any kind, or otherwise give value to, or make investments or capital contributions in or to, any other Person without the prior written consent of Lender.

(q)                                 Borrower shall not, at any time during the term of the Loan, allow any fact, condition or event to occur or exist with respect to any employee, pension or profit sharing plan established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

(r)                                    Borrower shall not, at any time during the term of the Loan, sell, contract for sale, transfer, convey, assign, lease or sublet any asset in the Ordinary Course of Business which violates any provision of law, rule, regulation, order, writ, judgment, induction, decree, determination or otherwise presently in effect and having application to Borrower.

SECTION 10.      Events of Default.  An “Event of Default” shall mean, for all purposes under the Loan Documents, any one or more of the following:

(a)                                 If Borrower (i) fails to pay all or any portion of the Obligations (whether of principal, interest, taxes, reimbursement of Lender expenses or otherwise) when due (whether as scheduled, by acceleration or otherwise) or (ii) fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, any other Loan Document or any other present or future agreement between Borrower, Guarantor, and/or Amphastar France, and Lender, and such failure continues for more than thirty (30) days after Lender sends written notice of such failure to Borrower;

(b)                                 If any representation, statement, report or certificate made or delivered by Borrower, Guarantor, and/or Amphastar France, or any of its or their officers, employees or agents to Lender is not true and correct in all material respects;

(c)                                  If there is a material impairment of the prospect of repayment of all or any portion of the Obligations. including without limitation the Loan, or a material impairment of the Collateral or of Lender’s security interest therein;

(d)                                 If all or any of the assets of Borrower, Guarantor or Amphastar France become subject to a writ or distress warrant, or are levied upon, or come into the possession of any judicial officer or assignee and the same are not released, discharged or bonded against within ten (10) days;

(e)                                  If any bankruptcy, insolvency, receivership or other proceeding is filed or commenced by or against Borrower, Guarantor, and/or Amphastar France, for its or their reorganization, dissolution or liquidation but which if commenced against Borrower, Guarantor, and/or Amphastar France, is not dismissed within sixty (60) days of filing;

(f)                                   If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(g)                                  If Borrower for whatever reason is unable to conduct its Ordinary Course of Business for a period of fourteen (14) consecutive Business Days;

(h)                                 If a notice of lien, levy or assessment is filed of record with respect to any or all of the assets of Borrower, Guarantor and/or Amphastar France, or any of them, by any Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of Borrower’s, Guarantor’s or Amphastar France’s assets, and the same is not paid on the payment date thereof, unless the same is being contested in good faith by appropriate proceedings, execution is stayed during such proceedings and Borrower, Guarantor, and/or Amphastar France, as the case may be, has taken appropriate reserves therefore in accordance with GAAP;

(i)                                     If any judgment or other claim becomes a lien or encumbrance upon any or all or any of the assets of Borrower, Guarantor, and/or Amphastar France, and the same is not satisfied. dismissed or bonded against within thirty (30) days thereafter;

(j)                                    If there is a Default by Guarantor or Amphastar France under any of the other Loan Documents (including, without limitation, the Guaranty and/or the Negative Pledge Agreement);

(k)                                 If Borrower, Guarantor, or Amphastar France, or any of them, permits a default in any material agreement to which it is or they are a party with third parties so as to result in an acceleration of the maturity of Borrower’s, Guarantor’s, or Amphastar France’s indebtedness to others, whether under any indenture, agreement or otherwise, and such indebtedness is not reinstated or indefeasibly repaid in full within thirty (30) days after Lender sends written notice of the same to Borrower;

(1)                                 If Borrower makes any payment on account of indebtedness which has been subordinated to its Obligations to Lender;

(m)                             If there is a default in, or failure of observance or performance by Borrower or Guarantor of any term, covenant, agreement, or condition set forth in the Revolving Facility Loan Agreement, or any other instruments, guarantees, agreements, security agreements, and/or any other documents executed in connection with the Revolving Facility Loan Agreement, and such failure continues for more than thirty (30) days after Lender sends written notice of such failure to Borrower; or

(n)                                 If there is a default in, or failure of observance or performance by Borrower and/or Amphastar France, or either of them, of, any term, covenant, agreement, or condition set forth in the Asset Purchase Agreement, and such failure continues for more than thirty (30) days after Lender sends written notice of such failure to Borrower; or the Asset Purchase Agreement (or any related assignment, transfer agreement, licensing agreement, supply agreement, or other agreement including within the definition of “Asset Purchase Agreement” hereunder) is terminated, without Lender’s prior written consent.

(o)                                 Borrower, Guarantor, and Amphastar France, or any of them, shall have changed their management or ownership, in any way, without the prior written consent of Lender.

SECTION 11.      Lender’s Rights and Remedies.

11.1                        Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

(a)                                 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

(c)                                  Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender’s liens in the Collateral and without affecting the Obligations;

(d)                                 Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Obligations with only the net amounts received by Lender in payment of such disputed Accounts after deducting all of Lender’s fees and costs, including attorney’s fees, incurred or expended in connection therewith;

(e)                                  Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower’s possession and conspicuously label said returned Inventory as the property of Lender;

(f)                                   Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any lien that in Lender’s determination appears to conflict with Lender’s security interests in the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower therefor. With respect to any of Borrower’s owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(g)                                  Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

(h)                                 Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;

(i)                                     Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(j)                                    Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(k)                                 Lender shall give notice of the disposition of the Collateral as follows:

(i)                                     Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 13, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l)                                     Lender may credit bid and purchase at any public sale;

(m)                             Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n)                                 Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

(o)                                 Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

11.2                        Remedies Cumulative.  The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

SECTION 12.      Survival of Covenants, Agreements, Representations and Warranties.  All covenants, agreements, representations and warranties (a) previously made (except as specifically subsequently modified); (b) made in connection herewith or with the Note and/or the Loan Documents and/or any document contemplated hereby; or (c) executed hereafter (unless such document expressly states that this Agreement does not apply thereto) shall survive the borrowing hereunder and thereunder and the repayment in full of the Note and/or the Loan Documents and any amendments, renewals or extensions thereof and shall be deemed to have been relied upon by Lender. All statements contained in any certificate or other document delivered to Lender at any time by or on behalf of Borrower shall constitute representations and warranties by Borrower.

SECTION 13.      Notices.  All communications provided for hereunder shall be in writing and delivered by hand or sent by registered or certified mail or sent by facsimile (with such facsimile to be confirmed promptly in writing sent by first class mail), sent (i) if to Lender, to:

CATHAY BANK

9650 Flair Drive

El Monte, California 91731

Attn: Ken Chan, Vice President

Facsimile No. (626) 279-3709

or to such other address or facsimile number as Lender may have designated to Borrower in writing; and (ii) if to Borrower, to:

AMPHASTAR PHARMACEUTICALS, INC.

11570 Sixth Street

Rancho Cucamonga, California 91730

Attention: Executive Office

With a copy to: Legal Department

Facsimile No. (909) 980-8296

or to such other address or addresses or facsimile number or numbers as Borrower may most recently have designated in writing to Lender by such notice.  All such communications shall be deemed to have been given or made when so delivered by hand or sent by or facsimile, or three (3) Business Days after being so mailed.

SECTION 14.      Miscellaneous.  The parties agree to the following miscellaneous terms:

(a)                                 This Agreement and the other Loan Documents shall be governed by California law, without regard for the effect of conflict of laws.

(b)                                 Borrower agrees that it will pay all out of pocket costs and expenses of Lender and expenses (including, without limitation, Lender’s reasonable attorneys’ fees and costs and/or fees, transfer charges and costs of Lender’s in-house counsel) in connection with the preparation and of this Agreement and the other Loan Documents, and waiver, amendment or modification of any thereof, and the enforcement by Lender of any of its rights and remedies hereunder and thereunder, including, but not limited to, any and all appeals and any bankruptcy or other insolvency proceeding and whether or not suit is filed.

(c)                                  This Agreement and the other Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its right or obligations under this Agreement and/or the other Loan Documents without the prior written consent of Lender.

(d)                                 Borrower acknowledges that Lender may provide information regarding Borrower and the Loan to Lender’s Affiliates and service providers.

(e)                                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

(f)                                   Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)                                  Lender reserves the right to sell the Loan and/or a participation interest and/or interests in the Loan. Borrower agrees that any information, Financial Statements and documents furnished to Lender may be furnished by Lender to any prospective participant or purchaser. Upon request by Lender, Borrower shall promptly deliver to any respective purchaser for said Loan and/or a participation interest in said Loan a written statement confirming the outstanding principal balance of said Loan and the non-existence of any uncured default by Lender and/or Borrower under any Loan Documents, which statement shall be accompanied by current Financial Statements of Borrower.

(h)                                 This Agreement is an integrated agreement and supersedes all prior negotiations and agreements regarding the subject matter hereof. Any amendments hereto shall be in writing and be signed by all parties hereto.

(i)                                     Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of a late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations, Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

(j)                                    The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, executors, successors, and assignees; PROVIDED, HOWEVER, that this Agreement shall be personal to Borrower and no assignment by Borrower of any of its rights under this Agreement is permitted and no such assignment shall be binding upon Lender or of any effect unless the prior written consent of Lender to such assignment has first been procured.

(k)                                 If Borrower shall fail to perform any obligation hereunder that requires the payment of money, Lender may perform such obligation without notice to Borrower, and any sums expended by Lender pursuant to this subsection shall be deemed to be disbursements under the Note and shall bear interest until repaid at the Default Rate (as defined in the Note).

(l)                                     The terms of this Agreement and the Loan Documents supersede any inconsistent terms of Lender’s loan commitment to Borrower, if any; provided, that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, and the Loan Documents. The terms of this Agreement supersede any inconsistent terms of any of the Loan Documents.

(m)                             If there is an Event of Default, and if reasonably required by Lender, Lender may hire such third-party consultants as it deems reasonably necessary, the costs of which shall be paid by Borrower.

(n)                                 This Agreement is made for the sole protection and benefit of Lender and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right to the funds under the Loan Documents.

(o)                                 Nothing herein shall be construed to constitute Lender and Borrower a partnership or joint venture, or Lender an agent of Borrower, it being agreed that the sole relationship between Lender and Borrower shall be that of lender and borrower.

(p)                                 All cure periods provided for herein or in the Loan Documents, shall run concurrently with any statutory cure periods.

SECTION 15.      Indemnity; Waivers.

15.1                        Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

15.2                        Lender’s Liability for Collateral.  Borrower hereby agrees that: (a) Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

15.3                        Indemnification.  Borrower shall pay, indemnify, defend, and hold Lender and each of its respective officers, directors, employees, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys’ fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby. (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in. any manner related thereto, and (c) in connection with or as a result of Lender’s foreclosure upon, ownership and/or realization of the value of the Collateral following an Event of Default by Borrower hereunder, and any and all claims, demands, suits, actions, investigations, proceedings, and/or damages (including, without limitation, consequently, punitive or special damages) that may be incurred by Lender as a result of any consumer claims emanating or arising from the sale, marketing and/or distribution of any product by Borrower, whether based on contract or tort, and whether under a theory of strict liability, breach of any warranty, or otherwise (all the foregoing, collectively, the “Indemnified Liabilities”).

This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

SECTION 16.      USA Patriot Act Notice.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Lender will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information. The Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

SECTION 17.      WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY.   EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE

PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

/s/ JS	/s/ KC
Borrower’s Initials	Lender’s Initials

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first set forth above.

BORROWER:

AMPHASTAR PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jason Shandell
Name:	Jason Shandell
Title:	President

LENDER:

CATHAY BANK,
a California banking corporation

By:	/s/ Kenneth Chan
Name:	Kenneth Chan
Title:	Vice President

SCHEDULE A
OUTSTANDING DEBTS

1.                                      A revolving line of credit in the maximum principal amount of $20,000,000.00, evidenced by, inter alia, that certain Revolving Loan and Security Agreement dated April 10, 2012, executed by Borrower and Lender.